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                                                   U.S. TRUST CORPORATION
                                      EXHIBIT 11 - COMPUTATION OF NET INCOME PER SHARE

                                                        Three-Month Periods                       Six-Month Periods
                                                           Ended June 30,                           Ended June 30,
                                                 --------------------------------          --------------------------------
                                                    1997                 1996                 1997                 1996
                                                 -----------          -----------          -----------          -----------
PRIMARY NET INCOME PER SHARE:
Net Income                                       $12,439,000          $ 9,854,000          $24,360,000          $19,451,000
Plus Dividend Equivalent on Deferred
     Long-Term Performance Plan Awards
     (After-Tax)                                     142,473              104,226              259,196              205,476
                                                 -----------          -----------          -----------          -----------

Adjusted Net Income                              $12,581,473          $ 9,958,226          $24,619,196          $19,656,476
                                                 ===========          ===========          ===========          ===========

Weighted average number of common
     shares outstanding                           19,424,307           19,556,256           19,543,262           19,531,918
Add average shares issuable under stock
     based benefit plans                           2,279,174            1,666,880            2,259,901            1,594,324
                                                 -----------          -----------          -----------          -----------

     Total Common and Common
         Equivalent Shares                        21,703,481           21,223,136           21,803,163           21,126,242
                                                 ===========          ===========          ===========          ===========

Primary Net Income Per Share                     $      0.58          $      0.47          $      1.13          $      0.93
                                                 ===========          ===========          ===========          ===========

FULLY DILUTED NET INCOME PER SHARE:
Net Income                                       $12,439,000          $ 9,854,000          $24,360,000          $19,451,000
Plus Dividend Equivalent on Deferred
     Long-Term Performance Plan Awards
     (After-Tax)                                     142,473              104,226              259,196              205,476
                                                 -----------          -----------          -----------          -----------

Adjusted Net Income                              $12,581,473          $ 9,958,226          $24,619,196          $19,656,476
                                                 ===========          ===========          ===========          ===========

Weighted average number of common
     shares outstanding                           19,424,307           19,556,256           19,543,262           19,531,918
Add maximum dilutive impact of average
     shares issuable under stock based
     benefit plans                                 2,294,624            1,666,880            2,291,592            1,594,324
                                                 -----------          -----------          -----------          -----------

     Total Dilutive Shares                        21,718,931           21,223,136           21,834,854           21,126,242
                                                 ===========          ===========          ===========          ===========

Fully Diluted Net Income Per Share               $      0.58          $      0.47          $      1.13          $      0.93
                                                 ===========          ===========          ===========          ===========
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